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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                                   reported):


                                  MAY 13, 2003



                              WESTECH CAPITAL CORP.
               (Exact name of registrant as specified in charter)

           DELAWARE                        33-37534-NY                     13-3577716
(State or Other Jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
        Incorporation)

                                2700 VIA FORTUNA
                                    SUITE 400
                               AUSTIN, TEXAS 78746
               (Address of Principal Executive Offices)(Zip Code)

                                 (512) 306-8222
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a)(1)   Previous independent accountants

                  (i) On May 13, 2003, the Registrant dismissed KPMG LLP as its independent accountants.

                  (ii) The reports of KPMG LLP on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  (iii) The audit committee of the Registrant's Board of Directors approved the decision to change independent accountants.

                  (iv) In connection with its audits for the Registrant's two most recent fiscal years and through May 13, 2003, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference thereto in their reports on the Registrant's financial statements for such years and/or interim periods.

                  (v) The Registrant has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

         (a)(2)   New independent accountants

                  (i) The Registrant engaged Ernst & Young LLP as its new independent accountants as of May 13, 2003. During the Registrant's two most recent fiscal years and through May 13, 2003, no consultations have occurred between the Registrant and Ernst & Young LLP which concerned the subject matter of a disagreement with KPMG LLP. As of May 13, 2003, Ernst & Young LLP has not rendered any oral advice or written report to the Registrant on the application of accounting principals to a specific transaction or the type of audit opinion that might be rendered on the Registrant's financial statements.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WESTECH CAPITAL CORP.


Date:   May 20, 2003                        By:  /s/ Kurt J. Rechner
                                                -------------------------------
                                                Kurt J. Rechner
                                                Chief Financial Officer,
                                                Treasurer and Secretary